EXHIBIT 3.07


                            CERTIFICATE OF AMENDMENT

                                       OF

             CERTIFICATE OF FORMATION OF A LIMITED LIABILITY COMPANY

      The undersigned, being the sole member of HARRIS SEMICONDUCTOR (PENNSYLVANIA), LLC. a Delaware limited liability company (the "Company"), does hereby consent to the amendment of the Certificate of Formation as provided in the following resolution of the Board of Managers:

      RESOLVED, that subject to obtaining approval of the sole member of the Company, that the Certificate of Formation of this Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read in its entirety as follows:

                       "First, The name of the Company is

                               INTERSIL (PA), LLC"

This action taken as of the 13th day of August, 1999.


                                             INTERSIL CORPORATION


                                             By: /s/ Gregory L. Williams
                                                 ------------------------------
                                                 Gregory L. Williams, President
                                                 and Chief Executive Officer

                             CERTIFICATE OF MERGER
                                       OF
                    HARRIS SEMICONDUCTOR (PENNSYLVANIA), INC.
                                      INTO
                                    HSPI, LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the "Act"), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which are to merge are:

                            Name                           Jurisdiction
                            ----                           ------------
           HSPI, LLC                                         Delaware
           Harris Semiconductor (Pennsylvania), Inc.         Delaware

2. An Agreement of Merger has been approved and executed by each of the domestic limited liability companies or other business entities which are to merge.

3. The name of the surviving limited liability company is HSPI, LLC, which shall change its name to Harris Semiconductor (Pennsylvania), LLC.

4.    The Certificate of Formation of HSPI, LLC shall be amended as follows:

      "1. The name of the limited liability company is Harris Semiconductor (Pennsylvania), LLC."

5. A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.

6. The agreement of merger is on file at a place of business of the surviving limited liability company which is located at 2401 Palm Bay Road, N.E., Palm Bay, Florida.

      IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 12th day of August, 1999, and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving limited company in the merger.


                                          HSPI, LLC


                                          By: /s/ D.S. Wasserman
                                              ------------------------
                                                  D.S. Wasserman
                                                  Authorized Person

                          CERTIFICATE OF FORMATION OF

                                    HSPI, LLC

      1. The name of the limited liability company is HSPI, LLC.

      2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. Harris Semiconductor (Pennsylvania), Inc. shall be admitted as the sole member of HSPI, LLC.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of HSPI, LLC this 12th day of August, 1999.


                              HARRIS SEMICONDUCTOR (Pennsylvania), Inc.
                              Sole Member

                              By: /s/ D. S. Wasserman
                                  -------------------------------

                                  D. S. Wasserman
                                  Vice President - Treasurer